Exhibit 99.1

Higher One Holdings, Inc. Reports Fourth Quarter and Full Year 2012 Financial Results

·	FY'12 Revenue and EPS within revised guidance range
·	Maintained 100% OneDisburse client retention for 9th consecutive quarter
·	Higher One now serves over 1,300 campuses representing more than 10.9 million students

New Haven, CT, February 12, 2013 – Higher One Holdings, Inc. (NYSE: ONE) ("Higher One") today announced financial results for the fourth quarter of 2012. The company reported revenue of $49.8 million, up 19% from $41.7 million in the fourth quarter of 2011. Excluding the impact from the customer credit plan in the fourth quarter of 2011, revenue growth for the fourth quarter of 2012 would have been 7%.  Full year 2012 revenue came in at the high end of guidance at $197.7 million, up 12% from $176.3 million in 2011.  Excluding the impact from the customer credit plan, revenue growth for 2012 would have been 9%.  The year-over-year revenue growth was primarily attributable to an increase in the number of higher education institutions that have contracted for the company's services and the inclusion of the recently acquired Campus Labs in the results.

Mark Volchek, Chief Executive Officer, said, "Higher One continues to be highly focused on reducing the cost of education by improving administrative efficiencies, providing financial literacy and low-cost financial services to college students, and improving graduation rates through better data collection and analysis.  We made significant progress in 2012 bolstering our capabilities in all three of those areas.  Despite the fact that the macro environment has put pressure on our financial results in the near-term, we are making investments in the business that positions us well for long-term growth."

Higher One reported GAAP net income of $36.9 million for 2012, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $38.8 million.  During the quarter, we recorded a benefit of $7.6 million due to a reduction in the estimated amount to be paid under the earn-out related to the Campus Labs acquisition.  GAAP diluted EPS was $0.65 for the year.  Non-GAAP adjusted diluted EPS was $0.68 for 2012, at the high end of the company's previously disclosed guidance range.  Non-GAAP adjusted EBITDA came in at $68.3 million for 2012.

Higher One also reported GAAP net income of $12.1 million for the fourth quarter of 2012, and non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, of $9.2 million. GAAP diluted EPS was $0.22 in the quarter. Non-GAAP adjusted diluted EPS was $0.17. In the fourth quarter of 2012, non-GAAP adjusted EBITDA was $16.4 million.

The number of OneAccounts at the end of the fourth quarter of 2012 totaled 2.0 million, essentially flat from the end of the fourth quarter of 2011. A change in the protocols of closing low-balance, inactive accounts that was implemented in the second quarter of 2012 impacted the year-over-year growth in the number of OneAccounts.

Total enrollment at higher education clients that have purchased the OneDisburse® service increased to 4.6 million, up 11% from 4.2 million at the end of the fourth quarter of 2011.  Total enrollment at higher education clients that have signed up for at least one of our OneDisburse, CASHNet®, or Campus Labs® modules now totals 10.9 million.

Cash, cash equivalents, and liquid investments totaled $13.3 million as of December 31, 2012. Higher One continued with its previously announced share repurchase program, utilizing $78.1 million to repurchase approximately 7.6 million shares in the fourth quarter.  The company substantially completed the remainder of its $100 million share repurchase authorization in the first quarter of 2013.

Higher One released its full-year 2013 revenue and GAAP diluted EPS guidance of $210.0 – $220.0 million and $0.47 – $0.55, respectively.   The company also gave full-year 2013 non-GAAP adjusted diluted EPS guidance of $0.62 – $0.70.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. ET today to discuss fourth quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One's investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading company focused on creating cost-saving efficiencies for higher education institutions and providing high-value services to students. Higher One offers a wide array of technological services on campus, ranging from streamlining the institution's performance analytics and financial aid refund processes to offering students innovative banking services, tuition payment plans, and the basics of financial management. Higher One works closely with colleges and universities to allocate resources more efficiently in order to provide a higher quality of service and education to students.

Founded in 2000 on a college campus by college students, Higher One now serves more than half of the higher education market, providing its services to over 1,300 campuses and 10.9 million students at distinguished public and private institutions nationwide. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission ("SEC").  Management's projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.  Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company's financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands of dollars, except share and per share amounts)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2011	2012	2011	2012
Revenue:
Account revenue	$37,089	$37,912	$142,589	$150,715
Payment transaction revenue	4,745	5,325	18,733	23,168
Higher education institution revenue	3,918	6,419	16,614	21,016
Other revenue	706	143	3,112	2,821
Revenue before customer credit plan	46,458	49,799	181,048	197,720
Less customer credit plan	(4,728)	-	(4,728)	-
Revenue	41,730	49,799	176,320	197,720
Cost of revenue	17,074	19,977	67,560	80,280
Gross margin	24,656	29,822	108,760	117,440
Operating expenses:
General and administrative	9,513	12,116	37,715	46,321
Product development	427	1,850	3,265	5,221
Sales and marketing	3,402	3,289	20,265	12,284
Merger and acquisition related	-	(6,870)	-	(5,828)
Total operating expenses	13,342	10,385	61,245	57,998
Income from operations	11,314	19,437	47,515	59,442
Interest income	17	22	68	109
Interest expense	(70)	(565)	(266)	(967)
Other income	-	78	1,500	310
Net income before income taxes	11,261	18,972	48,817	58,894
Income tax expense	3,632	6,860	16,924	22,024
Net income	$7,629	$12,112	$31,893	$36,870

Net income available to common stockholders:
Basic	$7,629	$12,112	$31,893	$36,870
Diluted	$7,629	$12,112	$31,893	$36,870

Weighted average shares outstanding:
Basic	55,060,419	50,998,605	55,210,972	53,877,879
Diluted	59,134,013	54,056,539	59,553,678	56,728,807

Net income available to common stockholders per common share:
Basic	$0.14	$0.24	$0.58	$0.68
Diluted	$0.13	$0.22	$0.54	$0.65

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands of dollars, except share and per share amounts)

	December 31,	December 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$39,085	$13,031
Investments in marketable securities and certificate of deposit	15,743	247
Accounts receivable	3,672	4,860
Income receivable	5,961	7,466
Deferred tax assets	33	37
Income tax receivable	12,671	1,593
Prepaid expenses and other current assets	6,774	9,297
Restricted cash	-	2,000
Total current assets	83,939	38,531
Deferred costs	3,776	4,665
Fixed assets, net	46,088	52,686
Intangible assets, net	16,787	38,143
Goodwill	15,830	47,000
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	712	740
Restricted cash	1,250	1,500
Total assets	$176,015	$190,898

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,118	$3,756
Accrued expenses	26,414	12,526
Contingent consideration, current portion	-	2,230
Deferred tax liabilities	-	356
Deferred revenue	9,690	16,027
Total current liabilities	39,222	34,895
Deferred revenue and other non-current liabilities	2,173	2,517
Debt	-	80,000
Contingent consideration, non-current portion	-	3,520
Loan payable and deferred contribution related to New Markets Tax Credit financing
Deferred tax liabilities	1,233	2,764
Total liabilities	52,429	133,186
Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 57,675,806 shares issued and 56,615,683 shares outstanding at December 31, 2011; 58,045,404 shares issued and 46,660,781 shares outstanding at December 31, 2012	58	59
Additional paid-in capital	161,268	174,218
Treasury stock, 1,060,123 and 11,384,623 shares at December 31, 2011 and December 31, 2012, respectively	(16,208)	(131,903)
Retained earnings (accumulated deficit), net of 2008 stock tender transaction of $93,933	(21,532)	15,338
Total stockholders' equity	123,586	57,712
Total liabilities and stockholders' equity	$176,015	$190,898

Higher One Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands of dollars)

	Year Ended
	December 31,
	2011	2012
Cash flows from operating activities
Net income	$31,893	$36,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,021	10,250
Amortization of deferred finance costs	76	213
Stock-based customer acquisition expense	10,493	-
Stock-based compensation	3,868	4,093
Deferred income taxes	(1,678)	1,856
Income tax benefit related to exercise of stock options	(8,793)	(4,628)
Non-cash fair value adjustment of contingent consideration	-	(7,250)
Other income	-	(313)
Gain on litigation settlement agreement	(1,500)	-
Loss on disposal of fixed assets	428	44
Changes in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	(1,050)	1,220
Income receivable	(2,242)	(1,505)
Deferred costs	(992)	(903)
Prepaid expenses and other current assets	2,329	13,235
Other assets	109	(267)
Accounts payable	55	757
Accrued expenses	2,612	(3,256)
Deferred revenue	1,838	3,181
Net cash provided by operating activities	44,467	53,597
Cash flows from investing activities
Purchases of available for sale investment securities	(14,101)	(11,230)
Proceeds from sales of available for sale investment securities	13,055	14,634
Proceeds from maturities of available for sale investment securities	-	12,094
Purchases of fixed assets, net of changes in construction payables of $3,494 and ($11,799), respectively	(40,328)	(23,495)
Acquisition of Campus Labs	-	(37,280)
Proceeds from development related subsidies	7,125	330
Loan made related to New Markets Tax Credit financing	(7,633)	-
Additions to internal use software	(1,379)	(2,854)
Deposits to restricted cash, net	-	(2,250)
Payment to escrow agent	(1,250)	-
Proceeds from escrow agent	1,500	-
Net cash used in investing activities	(43,011)	(50,051)
Cash flows from financing activities
Tax benefit related to exercise of stock options	8,793	4,655
Proceeds from exercise of stock options	1,214	3,077
Proceeds from line of credit	-	80,000
Proceeds related to New Markets Tax Credit financing	7,633	-
Deferred contribution related to New Markets Tax Credit financing	2,168	-
Payment of deferred financing costs	(455)	(1,637)
Repurchase of common stock	(16,208)	(115,695)
Net cash provided by financing activities	3,145	(29,600)
Net change in cash and cash equivalents	4,601	(26,054)
Cash and cash equivalents at beginning of period	34,484	39,085
Cash and cash equivalents at end of period	$39,085	$13,031

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(in thousands)

	Three Months Ended
	Dec 31,	March 31,	June 30,	Sept 30,	Dec 31,
	2011	2012	2012	2012	2012

OneDisburse SSE (1)	4,169	4,330	4,480	4,589	4,642
y/y growth	27%	27%	22%	16%	11%

Total Company SSE (2)	5,995	6,204	6,437	10,843	10,929
y/y growth	14%	16%	16%	87%	82%

Ending OneAccounts (3)	1,997	2,122	1,896	2,083	2,004
y/y growth	23%	20%	10%	3%	0%

(1)
OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)
Total Company SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more OneDisburse, CASHNet, or Campus Labs modules by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(3)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012	2011	2012
Net income	$7,629	$12,112	$31,893	$36,870
Interest income	(17)	(22)	(68)	(109)
Interest expense	70	565	266	967
Income tax expense	3,632	6,860	16,924	22,024
Depreciation and amortization	1,817	2,914	7,021	10,250
EBITDA	13,131	22,429	56,036	70,002
Stock-based and other customer acquisition expense	1,120	-	10,861	-
Stock-based compensation expense	819	867	3,868	4,093
Customer credit plan	4,728	-	4,728	-
Merger and acquisition related	-	(6,870)	-	(5,828)
Other income	-	-	(1,500)	-
Adjusted EBITDA	$19,798	$16,426	$73,993	$68,267

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012	2011	2012
Net income	$7,629	$12,112	$31,893	$36,870

Customer credit plan	4,728	-	4,728	-
Stock-based and other customer acquisition expense	1,120	-	10,861	-
Stock-based compensation expense - incentive stock option grants	375	474	1,743	1,964
Stock-based compensation expense - non-qualified stock option grants	444	393	2,125	2,129
Merger and acquisition related	-	(6,870)	-	(5,828)
Other income	-	-	(1,500)	-
Amortization of intangibles	768	964	3,071	3,350
Amortization of deferred finance costs	22	111	76	213
Total pre-tax adjustments	7,457	(4,928)	21,104	1,828
Tax rate	38.2%	38.2%	38.2%	38.2%
Tax adjustment	2,705	(2,064)	7,969	(52)
Adjusted net income	$12,381	$9,248	$45,028	$38,750

Diluted weighted average shares outstanding	59,134,013	54,056,539	59,553,678	56,728,807
Net income per diluted weighted average shares outstanding	$0.13	$0.22	$0.54	$0.65
Adjusted net income per diluted weighted average shares outstanding	$0.21	$0.17	$0.76	$0.68

Higher One Holdings, Inc.
Business Outlook

	Twelve Months Ending
	December 31, 2013
	GAAP			Non-GAAP (a)
Revenues (in millions)	$210.0	-	$220.0	$210.0	-	$220.0
Diluted EPS	$0.47	-	$0.55	$0.62	-	$0.70

(a) Estimated Non-GAAP amounts above for the twelve months ending December 31, 2013 reflect the estimated annual adjustments, that exclude (i) the amortization of intangibles and finance costs of approximately $5.0 million, (ii) stock-based compensation expense of approximately $4.5 million, and (iii) M&A related expenses of $1.0 - $1.5 million.